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                                                                   Exhibit 23.1


                        Consent of Independent Accountants


The Board of Directors
InterDent, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of InterDent, Inc. ("InterDent") of our report dated May 24, 1999, on the consolidated balance sheets of InterDent, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998. Our report refers to the reports of other auditors for the separate financial statements of Dental Care Alliance, Inc. included in the 1996, 1997 and 1998 financial statements restated for the 1999 pooling of interests between InterDent, Inc., Gentle Dental Service Corporation, and Dental Care Alliance, Inc., and for the separate financial statements of Gentle Dental Service Corporation included in the 1996 financial statements restated for the 1997 pooling of interests between Gentle Dental Service Corporation and GMS Dental Group, Inc. and subsidiaries.


/s/ KPMG LLP


Orange County, California
May 27, 1999